                                 STEALTHGAS INC.

                              [7,700,000] SHARES(1)

                                  COMMON STOCK

                             Underwriting Agreement

September [o], 2005

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York  10022

Morgan Keegan & Company, Inc.
4400 Post Oak Parkway, Suite 2670
Houston, TX 77027

Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana  70113

Hibernia Southcoast Capital, Inc.
909 Poydras Street, Suite 100
New Orleans, Louisiana  70112

Harrisdirect, LLC
10002 Harborside
501 Financial Center, Plaza II
Jersey City, NJ 07311

As representatives of the several Underwriters listed in Schedule I hereto

c/o      Cantor Fitzgerald & Co.
         110 East 59th Street
         New York, New York  10022

Ladies and Gentlemen:

-----------------------
(1)  Plus an option to purchase from the Company up to an aggregate of [o]
     Option Shares to cover over-allotments.

     StealthGas Inc., a Marshall Islands company (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the
"UNDERWRITERS") an aggregate of [7,700,000] shares of common stock, par value
$.01 per share (the "COMMON STOCK"), of the Company (the "UNDERWRITTEN SHARES")
and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, the Company has also agreed to sell up to an aggregate of [1,155,000] shares of Common Stock of the Company (the "OPTION SHARES"). The Underwritten Shares and the Option
Shares are herein referred to as the "SHARES". The Shares of Common Stock of the
Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "STOCK".

     The Company has prepared and filed with the Securities and Exchange
Commission (the "COMMISSION") in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (Registration No. 333-[o]), including a prospectus, relating to the
Shares. The registration statement, as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the
Securities Act, is referred to in this Agreement as the "REGISTRATION
STATEMENT," and the prospectus in the form first used to confirm sales of the
Shares is referred to in this Agreement as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 registration statement.

         Section 1. Purchase of the Shares. The Company hereby agrees with the
Underwriters as follows:

               (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share (the "PURCHASE PRICE")
of $[o].

     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase from the
Company up to the respective number of Option Shares set forth opposite their names on Schedule I, aggregating [o], at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in
Schedule I hereto

                                       -2-

(or such number increased as set forth in Section 7 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriters in their sole discretion shall make.

     The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriters to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date
(as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 7 hereof). Any such notice shall be given at least two
Business Days prior to the date and time of delivery specified therein.

               (b) The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration
Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriters is advisable and (ii) initially to offer the Shares upon the terms set forth in the
Prospectus.

               (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the
Underwriters, in the case of the Underwritten Shares, on September [o], 2005, or at such other time on the same or such other date, not later than the fifth
Business Day thereafter, as the Underwriters and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Underwriters in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten
Shares is referred to herein as the "CLOSING Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "ADDITIONAL CLOSING DATE." As used herein, the term "BUSINESS
DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.

                                      -3-

     Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the
Shares to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection by the Underwriters at the office of Cantor Fitzgerald & Co. set forth above not later than 1:00 P.M., New
York City time, on the Business Day prior to the Closing Date or the Additional
Closing Date, as the case may be.

         Section 2. Representations and Warranties of the Company. The Company
represents and warrants to each Underwriter that:

               (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

               (b) no stop order suspending the effectiveness of the
Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the
Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply at the time of the applicable effective date in the case of the Registration Statement or the filing date in the case of the
Prospectus, as the case may be, in all material respects with the Securities
Act; and the Registration Statement does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the
Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

                                      -4-

               (c) the financial statements, and the related notes and
supporting schedules, included in the Registration Statement and the Prospectus present fairly, on a consolidated basis, the financial position of the Company and its consolidated Subsidiaries (as hereinafter defined) as of the dates indicated and the results of their operations, cash flows and changes in stockholders' equity for the periods specified; and those financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and (ii) there are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures or capital resources;

               (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any material change, or any development involving a prospective material change, in or affecting the general affairs, business, prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto); and except as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any of its
Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

               (e) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall
Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the
Company and its Subsidiaries taken as a whole;

               (f) each of the Company's Subsidiaries has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;
and all the outstanding shares of capital stock of each Subsidiary of the
Company have been duly authorized and validly issued, are fully-paid and non-

                                      -5-

assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

               (g) all of the vessels described in the Prospectus as being owned by the Company or any of its Subsidiaries are owned directly by Subsidiaries of the Company; other than its Subsidiaries, the Company does not hold any equity interest in any other Person;

               (h) this Agreement has been duly authorized, executed and
delivered by the Company;

               (i) (i) each of (x) the management agreement dated [?], 2005 between the Company and Stealth Maritime Corporation S.A. (the "MANAGEMENT
AGREEMENT") and (y) the agreements set forth in Schedule II of this Agreement
(the "MOAS") to purchase the Identified Vessels (as defined in the Prospectus)
has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms; and (ii) each of the
Management Agreement and the MOAs conforms in all material respects to the description thereof in the Prospectus;

               (j) the Company has an authorized capitalization as set forth in the Prospectus and its authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the
Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or in any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfers of the Shares under the laws of the
Republic of the Marshall Islands or of Greece;

               (k) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to and paid for by the
Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or other comparable rights;

               (l) all material consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities or self-regulatory organizations having

                                      -6-

jurisdiction over the Company or any of its Subsidiaries or any of its or their properties required for the execution and delivery by the Company of this
Agreement to be duly and validly authorized and for the issuance and sale of the
Shares have been obtained or made and are in full force and effect;

               (m) all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands and Greece be paid in United
States dollars and may be freely transferred out of the Marshall Islands or
Greece, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the
Republic of the Marshall Islands or Greece and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands or Greece;

               (n) (i) neither the Company nor any of its Subsidiaries (x) is in violation of its respective Articles of Incorporation or By-laws (or similar organizational or charter documents) or (y) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults of the kind referred to in clause (y) which individually or in the aggregate are not material to the Company and its
Subsidiaries taken as a whole; (ii) the issue and sale of the Shares and the performance by the Company of its other obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with its
Articles of Incorporation or By-laws (or similar organizational or charter documents) or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its
Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its
Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-laws (or similar organizational or charter documents) of the Company or any of its Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body or self-regulatory organization having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties; and (iii) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (x) as have been obtained under the Securities Act, the
Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), or (y) which individually or in the aggregate are

                                      -7-

not material to the Company and its Subsidiaries taken as a whole or to the issue and sale of the Shares and the performance by the Company of its other obligations under this Agreement and the consummation of the transactions contemplated herein;

               (o) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the
Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have, or could reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (p) the Company and its Subsidiaries have good title to all items of personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries (as described in the Registration Statement and Prospectus); the Company leases all such properties as are necessary to the conduct of its operations as currently conducted;

               (q) no relationship, direct or indirect, exists between or among the Company or any or its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its
Subsidiaries on the other hand, which is required by the Securities Act to be described in the Prospectus which is not so described. Since the date of its incorporation, the Company has not, directly or indirectly, including through any Subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;

               (r) except as described in the Prospectus, there are no
contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Common Stock are not entitled to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase any shares of the Common Stock, and there are no contracts, agreements
or

                                      -8-

understandings between the Company and any person granting such person such preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Shares.

               (s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity
"controlled" by an "investment company", as such terms are defined in the
Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

               (t) the Company does not believe it is a Passive Foreign
Investment Company ("PFIC") within the meaning of Section 1296 of the United
States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC;

               (u) Deloitte & Touche Tohmatsu ("DELOITTE & TOUCHE"), who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the Securities Act and as preapproved in accordance with the requirements set forth in Section 10A of the
Exchange Act, Deloitte & Touche have not engaged in any "Prohibited Activities"
(as defined in Section 10A of the Exchange Act) on behalf of the Company;

               (v) the Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the
Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary;

               (w) the Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

               (x) neither the Company nor any of its Subsidiaries has
sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus.

               (y) each of the Company and its Subsidiaries owns, possesses or has obtained, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates,

                                      -9-

consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to the Company and its
Subsidiaries taken as a whole, and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a material adverse effect on the financial condition and operations or the business of the Company and its Subsidiaries taken as a whole;

               (z) there are no existing or, to the best knowledge of the
Company, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have a material adverse effect on the financial condition and operations or the business of the Company and its
Subsidiaries taken as a whole;

               (aa) each of the Company and its Subsidiaries (i) is in
compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses, other approvals, authorizations and certificates of financial responsibility required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with
Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

               (bb) each of the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as described in or contemplated by the Prospectus;

               (cc) the Company has established and maintains disclosure
controls and procedures (as such term is defined in Rule 13a-15 under the
Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the
Registration Statement; (ii) have been evaluated for effectiveness as of the date of the filing of the Registration Statement with the

                                      -10-

Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

               (dd) based on the evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the
Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting;

               (ee) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Greece, Malta or the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof; and

               (ff) neither the Company nor any of its Subsidiaries has
outstanding, or guarantees, any securities accorded a rating by any "nationally recognized statistical rating organization", as such term is defined in Rule
436(g)(2) under the Securities Act.

               (gg) the Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C)
access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

               (hh) neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices
Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

As used herein, the term "SUBSIDIARY" means a corporation, company or other entity (i) more than 50% of whose outstanding securities (representing the right to vote for the election of directors or other managing authority) are, or (ii)
which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is owned or controlled, directly or

                                      -11-

indirectly, by the Company. The only Subsidiaries of the Company are those listed on Exhibit 21 to the Registration Statement.

         Section 3. Agreements of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

               (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule
424(b) and Rule 430A under the Securities Act and, in any event, to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00
a.m., New York City time, on the Business Day next succeeding the date of this
Agreement in such quantities as the Underwriters may reasonably request;

               (b) to deliver, at the expense of the Company, to Cantor
Fitzgerald & Co. a signed copy of the final amendment to the Registration
Statement in the form as declared effective by the Commission, including exhibits and to each other Underwriter a conformed copy of the Registration
Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in Section 3(e) below, to each of the
Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

               (c) before filing any amendment or supplement to the Registration
Statement or the Prospectus, whether before or after the time the Registration
Statement becomes effective, to furnish to the Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably object;

               (d) to advise the Underwriters promptly when the Registration
Statement has become effective, when any amendment to the Registration Statement has been filed or becomes effective, when any supplement to the Prospectus or any amended Prospectus has been filed and, at the expense of the Company, to furnish the Underwriters with copies thereof, of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration
Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, of the occurrence of any event, within the period referenced in Section 3(e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any

                                      -12-

preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

               (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to ensure that the Prospectus as then amended or supplemented does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the
Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the
Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus will comply with law;

               (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

               (g) to make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of
the Commission promulgated thereunder;

               (h) during a period of three years from the effective date of the
Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or the Nasdaq Stock Market
("Nasdaq"); it being understood and agreed that posting such reports on the
Commission's EDGAR website and/or on the Company's website shall be sufficient;

               (i) (i) for a period of 180 days after the effective date of the
Registration Statement (the "LOCK-UP PERIOD") not to (x) offer, pledge, announce the intention to sell, sell, contract to sell any option or contract to purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or

                                      -13-

exercisable or exchangeable for Stock or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (x)
or (y) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriters, other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options granted and grants of additional options under existing employee stock option plans; provided, however, if (1) the
Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Cantor Fitzgerald & Co. waives, in writing, such extension; and (ii) to provide written notice to the Underwriters of any event that would result in an extension of the Lock-Up Period pursuant to the foregoing.

               (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the
Prospectus under the caption "Use of Proceeds";

               (k) to use its best efforts to list, subject to notice of
issuance, the Shares on the Nasdaq;

               (l) not to (and to cause its Subsidiaries not to) take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the Shares;

               (m) to file timely with the Commission such reports on Form 20-F and Form 6-K as may be required by Rule 463 under the Securities Act; and

               (n) whether or not the transactions contemplated in this
Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incident to the preparation, issuance, execution and delivery of the Shares, incident to the preparation, printing and filing under the
Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), incurred in connection with the registration or qualification of the
Shares under the laws of such jurisdictions as the Underwriters may designate
(including fees of counsel for the Underwriters and its disbursements), in connection with the listing of the Shares on the Nasdaq, related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and its disbursements), in connection with the printing
(including word processing and duplication costs) and delivery of this
Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the
furnishing to the Underwriters and dealers of copies of the Registration
Statement and the Prospectus, including mailing and shipping, as herein provided, any expenses

                                      -14-

incurred by the Company in connection with a "road show" presentation to potential investors, the cost of preparing stock certificates and the cost and charges of any transfer agent and any registrar.

         Section 4. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing
Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00
P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the
Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters.

               (b) the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date or the Additional
Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing
Date, as the case may be.

               (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, consolidated financial position, results of operations, cash flows or stockholders' equity of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto), the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and
neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

                                      -15-

               (d) the Underwriters shall have received on and as of the Closing
Date or the Additional Closing Date, as the case may be, a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the
effect set forth in paragraphs (a), (b) and (c) of this Section 4, and (with respect to the respective representations, warranties, agreements and conditions of the Company) to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement.

               (e) Morgan, Lewis & Bockius LLP, United States counsel for the
Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                    (i) other than as set forth or contemplated in the
Prospectus and insofar as matters of United States federal and New York state law are concerned, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have, or could reasonably be expected to have, a material adverse effect on the financial position or results of operations of the Company and its Subsidiaries taken as a whole; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (ii) to the extent governed by the laws of the State of New
York, this Agreement has been duly executed and delivered by the Company;

                    (iii) under the laws of the State of New York relating to
personal jurisdiction, the Company has, pursuant to Section 11 of this
Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New
York, New York (each a "NEW YORK COURT") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 11 hereof; and service of process effected on such agent in the manner set forth in
Section 11 hereof will be effective to confer valid personal jurisdiction over the Company;

                    (iv) the statements in the Prospectus under "Enforceability of Civil Liabilities," "Management," "Description of Indebtedness" and "Related
Party Transactions" and in the Registration Statement in Item 7, insofar as such

                                      -16-

statements constitute a summary of the terms of legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under "Tax
Considerations -United States Federal Income Tax Considerations" insofar as such statements describe United States federal income tax law, fairly summarize the information called for with respect to such terms, legal matters, documents, proceedings or descriptions;

                    (v) the issue and sale of the Shares being delivered on the
Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not result in a material breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument, known to such counsel, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its
Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject;

                    (vi) no consent, approval, authorization, order, license,
registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (A)
as have been obtained under the Securities Act and the Exchange Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the NASD, and (B) as may be required in connection with the acquisition of any vessel as contemplated in the Prospectus; and

                    (vii) the Company is not and, after giving effect to the
offering and sale of the Shares, will not be an "investment company" or entity
"controlled" by an "investment company", as such terms are defined in the
Investment Company Act.

     In rendering such opinions, such counsel may (A) limit its opinions to matters involving the application of laws of the United States and the State of
New York and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.
The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of Morgan, Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     Such counsel shall also state that, although they do not assume any responsibility for, and shall not be deemed to have independently ascertained or verified, the accuracy, completeness or fairness of the statements made in the
Registration

                                      -17-

Statement or the Prospectus, except to the extent required by subsection (iv) of this Section 4(e), nothing has come to their attention in the course of participating with officers and Underwriters of the Company in the preparation of the Registration Statement that have led them to believe that, insofar as relevant to the offering of the Shares, (other than the financial statements and related schedules and other financial and other statistical data contained therein, as to which such counsel need make no statement) the Registration
Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the
Prospectus, as of its date and as of the Closing Date, as amended or supplemented, if applicable, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f) Watson, Farley & Williams (New York) LLP, Marshall Islands
counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

     In rendering opinions, such counsel may (A) limit its opinion to matters involving the application of the Marshall Islands laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of Watson, Farley & Williams (New York) LLP described herein shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (g) The Potamitis Vekris Paparrigopoulos Law Partnership, Greek
counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                    (i) no consent or other form of authorization is required
from any court or governmental agency or body or any stock exchange authority in
Greece in connection with the valid execution and delivery by the Company of this Agreement or the sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement;

                    (ii) all dividends and other distributions declared and
payable on the shares of capital stock of the Company may under the current laws and regulations of Greece be paid in United States dollars and may be freely transferred out

                                      -18-

of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in
Greece;

                    (iii) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened in Greece to which the
Company or any of its Subsidiaries is a party or to which any property of the
Company or any of its Subsidiaries is the subject;

                    (iv) to the best of such counsel's knowledge, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict in any material respect with any Greek law;

                    (v) the Company and its Subsidiaries are not required to
file tax returns or pay any taxes in Greece, except in relation to the registration of the vessels listed in a schedule to such opinion with the Greek
Ships Register;

                    (vi) to the best of such counsel's knowledge, each of the
Company and its Subsidiaries has obtained any licenses and other forms of authorization from, and has made all declarations and filings with, any governmental authorities, self-regulatory organizations and any courts and other tribunals, in Greece, necessary to own or lease, as the case may be, and to operate the vessel owned by each of its Subsidiaries and to carry on its business as conducted as of the date of the Prospectus (other than such licenses or other forms of authorization the failure to obtain would not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole), and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license or other form of authorization; and each of the Company and its
Subsidiaries is in compliance in all material respects with all laws and regulations in Greece relating to the ownership or lease, as the case may be, and the operation of the vessel owned by each of the Subsidiaries and the conduct of its business as conducted as of the date of the Prospectus; and

                    (vii) there are no taxes or duties payable in Greece by or on behalf of the Underwriters in connection with the sale and delivery by the
Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

     In rendering such opinions, counsel may (A) limit their opinions as to matters involving the application of Greek laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The

                                      -19-

opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of Potamitis Vekris Paparrigopoulos Law Partnership described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (h) Messrs GM International, Maltese counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the
Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) each of the [insert Maltese Subsidiaries] has been duly organized, has duly issued its shares of capital stock and is validly existing as a corporation under the laws of Malta, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the outstanding shares of capital stock of [insert Maltese Subsidiaries] have been duly and validly authorized and issued, are owned directly or indirectly by the
         Company, free and clear of all liens, encumbrances, equities or claims;
         the 20% payment on the shares is in accordance with the laws of Malta and does not affect the ownership of the shares of each of the [insert
         Maltese Subsidiaries];

               (ii) each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such vessel on such schedule under the laws of Malta; each of said entities has good and marketable title thereto, free and clear of all liens, claims, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Malta as would affect its registry with the Malta Maritime Authority.

     In rendering such opinions, such counsel may (A) limit its opinion to matters involving the application of Maltese laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the
Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

         The opinion of Messrs GM International described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                      -20-

               (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the
Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Deloitte & Touche shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and your counsel, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (j) the Underwriters shall have received on and as of the Closing
Date or Additional Closing Date, as the case may be, an opinion of Milbank,
Tweed, Hadley & McCloy LLP, counsel to the Underwriters, with respect to the
Registration Statement, the Prospectus and other related matters as the
Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

               (k) the Shares to be delivered on the Closing Date or Additional
Closing Date, as the case may be, shall have been approved for quotation on the
Nasdaq, subject to official notice of issuance.

               (l) The "lock-up" agreements, substantially in the form of
Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of
Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional
Closing Date, as the case may be.

               (m) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

               (n) Patton Moreno & Asvat, Panamanian counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the
Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that: each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such vessel on such schedule under the laws of Panama; each of said entities has good and marketable title thereto, free and clear of all liens, claims, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Panama as would affect its registry with the relevant Panamanian governmental or regulatory authorities or self-regulatory organizations.

     In rendering such opinions, such counsel may (A) limit its opinion to matters involving the application of Panamanian laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of

                                      -21-

documents respecting the corporate existence or good standing of the Company.
The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of Patton Moreno & Asvat described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (o) [o], Cypriot counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional
Closing Date, as the case may be, in form and substance satisfactory to the
Underwriters, to the effect that: each of the vessels listed on a schedule to such opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such vessel on such schedule under the laws of Cyprus; each of said entities has good and marketable title thereto, free and clear of all liens, claims, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the
Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of
Cyprus as would affect its registry with the relevant Cypriot governmental or regulatory authorities or self-regulatory organizations.

     In rendering such opinions, such counsel may (A) limit its opinion to matters involving the application of Cypriot laws and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the
Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

     The opinion of [?] described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         Section 5. Indemnification.

               (a) The Company agrees to indemnify and hold harmless each
Underwriter, each affiliate of any Underwriter, their respective directors, officers, employees and agents, and each person, if any, who controls any
Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), as incurred, caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the
Prospectus or in any amendment or supplement thereto or any preliminary prospectus or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein

                                      -22-

not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, as incurred, caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement or the Prospectus or in any amendment or supplement thereto or any preliminary prospectus, or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the
Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the
Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

               (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the
"INDEMNIFYING Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the
Indemnified Person to represent the Indemnified Person and any others the
Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any
Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified
Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified
Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by Cantor Fitzgerald & Co. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement, its employees and agents and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement

                                      -23-

of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying
Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an
Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the
Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified
Person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in the first or second paragraphs of this Section 5 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters (in the case of any Underwriter, such information shall be deemed to be the information relating to such Underwriter referred to in Section 5(b) hereof) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Each of the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined

                                      -24-

by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 5(e), in no event shall an
Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

               (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

               (g) The indemnity and contribution agreements contained in this
Section and the representations and warranties of the Company set forth in this
Agreement shall remain operative and in full force and effect regardless of (i)
any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the
Company and (iii) acceptance of and payment for any of the Shares.

         Section 6. Termination. Notwithstanding anything herein contained, this
Agreement (or the obligations of the several Underwriters with respect to the
Option Shares) may be terminated in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this
Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New
York Stock Exchange or the American Stock Exchange, the National Association of
Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago
Mercantile Exchange, the Chicago Board of Trade, or the Nasdaq National Market,
(ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Shares being delivered at the

                                      -25-

Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         Section 7. Defaulting Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration
Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the
Underwriters may specify, to purchase the Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this
Section 7 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the
Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Cantor Fitzgerald & Co. or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional
Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or
in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Section 8. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the
Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel)

                                      -26-

reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

         Section 9. Persons Entitled to Benefit of Agreement. This Agreement
shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this
Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 10. Notices, etc. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by Cantor Fitzgerald & Co. alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by Cantor Fitzgerald & Co. alone shall be binding upon the
Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given
c/o Cantor Fitzgerald & Co., 135 East 57th Street, New York, New York 10022
(telefax: 212-829-4972); Attention: Marc Blazer. Notices to the Company shall be given to it at 331 Kifisias Avenue, Building #2, 145 61 Kifisias, Greece
(telefax: 011-30210-625-0018); Attention: Chief Executive Officer.

         Section 11. Submission to Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as
its authorized agent (the "AUTHORIZED Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any
Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the
Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. The foregoing provisions shall remain operative and in full force and effect regardless of any termination of this Agreement.

                                      -27-

         Section 12. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the
"JUDGMENT CURRENCY") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United
States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term rate of exchange shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. The foregoing provisions shall remain operative and in full force and effect regardless of any termination of this Agreement.

         Section 13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         Section 15. No Fiduciary Duty. The Company acknowledges and agrees that
(i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto
(irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

         Section 16. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

         Section 17. Waiver of Jury Trial. The Company and each of the
Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law,

                                      -28-

any and all right to trial by jury in any legal proceeding
arising out of or relating to this Agreement or the transactions contemplated hereby.

                                      -29-

         If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                                            Very truly yours,

                                            STEALTHGAS INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted:

Cantor Fitzgerald & Co.
Morgan Keegan & Company, Inc.
Johnson Rice & Company L.L.C.
Hibernia Southcoast Capital, Inc.
Harrisdirect, LLC

By:   Cantor Fitzgerald & Co.

By:
    -----------------------------------
    Name:
    Title:

                                   SCHEDULE I



                                        NUMBER OF UNDERWRITTEN SHARES TO
                     UNDERWRITER                  BE PURCHASED                         NUMBER OF
                                                                                     OPTION SHARES

Cantor Fitzgerald & Co.                                [o]                                [o]

Morgan Keegan & Company, Inc.                          [o]                                [o]

Johnson Rice & Company L.L.C.                          [o]                                [o]

Hibernia Southcoast Capital, Inc.                      [o]                                [o]

Harrisdirect, LLC                                      [o]                                [o]

           Total                                      [7,700,000]                     [1,155,000]
                                              =====================            ==================


                                   SCHEDULE II

Memorandum of Agreement relating to Gas Prodigy
Memorandum of Agreement relating to Gas Oracle
Memorandum of Agreement relating to Sweet Dream
Memorandum of Agreement relating to Gas Crystal
Memorandum of Agreement relating to Gas Chios
Memorandum of Agreement relating to Gas Cathar
Memorandum of Agreement relating to Gas Legacy
Memorandum of Agreement relating to Gas Marathon
Memorandum of Agreement relating to Gas Eternity

                                                                       EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                             September [o], 2005

Cantor Fitzgerald & Co.

Cantor Fitzgerald & Co.
Morgan Keegan & Company, Inc.
Johnson Rice & Company L.L.C.
Hibernia Southcoast Capital, Inc.
Harrisdirect, LLC

c/o  Cantor Fitzgerald & Co.
     110 East 59th Street
     New York, New York  10022

Ladies and Gentlemen:

     The undersigned wishes to facilitate the public offering (the "Offering")
of shares of common stock (the "Common Stock") of StealthGas Inc. (the
"Company") pursuant to a Registration Statement on Form F-1.

     In order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, offer, sell, contract to sell, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose (a "Disposition") of any shares of Common Stock, options or warrants to acquire any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire any shares of Common Stock (including Common Stock and options, warrants, securities and rights acquired in, before or after the
Offering, collectively, the "Securities") without the prior written consent of
Cantor Fitzgerald & Co., acting alone, or of the Underwriters acting jointly, for a period of 180 days from the effective date of the Registration Statement
(the "Lock-Up Period").

     The foregoing paragraph shall not apply to Dispositions by the undersigned to (i) any shareholder of the Company who has executed a lock-up agreement substantially in the form of this letter, (ii) any donee who receives such
Securities as a bona fide gift and who has executed a lock-up agreement substantially in the form of this letter, or (iii) any affiliate of the undersigned who has executed a lock-up agreement substantially in the form of this letter.

     In addition, and notwithstanding anything to the contrary set forth herein, if the undersigned is an individual, he or she may transfer any Securities either during his or her

lifetime or on death by will or intestacy to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that, prior to any such transfer, each transferee shall execute an agreement, satisfactory to Cantor Fitzgerald & Co., pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of the transferor.

     The undersigned hereby waives any rights of the undersigned to sell any
Securities or any other security issued by the Company pursuant to the
Registration Statement and acknowledges and agrees that, during the Lock-Up
Period, the undersigned has no right to require, and will not request, the
Company to register under the Securities Act of 1933, as amended, such
Securities or other securities beneficially owned by the undersigned.

     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the
Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the
Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Cantor Fitzgerald & Co. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the underwriting agreement relating to the Offering to provide written notice of any event that would result in an extension of the Lock-Up
Period pursuant to the foregoing to the undersigned (in accordance with Section
3(i) of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the
Lock-Up Period (as such may have been extended pursuant to the foregoing) has expired.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an underwriting agreement, the terms of which are subject to negotiation between you and the Company.

     The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Securities held by the undersigned except in compliance with this agreement.

     This agreement shall terminate and be of no further force and effect if the
Registration Statement is not declared effective on or before [o], 2005.

                                             Very truly yours,

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                         ANNEX A

              [WATSON, FARLEY & WILLIAMS (NEW YORK) LLP LETTERHEAD]

[We have acted as special counsel for StealthGas Inc., a Marshall Islands corporation (the "Company"), and each of the Marshall Islands subsidiaries of the Company listed on Schedule 1 attached hereto (the "Marshall Islands
Subsidiaries") on matters of Marshall Islands law in connection with the issuance and sale by the Company of [o] shares of common stock (the "Common
Stock"). The Common Stock is being issued and sold by the Company pursuant to the Company's Registration Statement on Form F-1 (No. 333-[o]) (the
"Registration Statement"), and the prospectus included therein (the
"Prospectus"), which Registration Statement was declared effective by the
Securities and Exchange Commission on [o], 2005.

This opinion is being delivered to you at the request of the Company in accordance with the requirements of Section 4(f) of the Underwriting Agreement dated [o], 2005 (the "Underwriting Agreement") between you and the Company.
Capitalized terms used and not defined herein have the meanings assigned to them in the Underwriting Agreement.

As such counsel, we have examined the following documents:

(i)      The Registration Statement and the Prospectus;

(ii)     The Underwriting Agreement; and

(iii)    Such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company and the
         Marshall Islands Subsidiaries (collectively, the "Marshall Islands
         Entities") as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have further assumed the validity and enforceability of such documents under all applicable laws other than Marshall Islands law.

This opinion is limited to the law of the Republic of The Marshall Islands. In
rendering our opinion as to the valid existence in good standing of each of the
Marshall Islands Entities, we have relied solely on Certificates of Goodstanding issued by the Registrar of Corporations of the Republic of The Marshall Islands,
in each case on [o], 2005.

As used herein, the phrase "to our knowledge" means the actual knowledge, based on conscious awareness of facts or other information, by any lawyer in our firm involved in the preparation of this opinion or actively involved in advising or assisting any of the Marshall Islands Entities in the transactions contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.       Each of the Marshall Islands Entities has been incorporated and is validly existing as a corporation in good standing under the law of the
         Marshall Islands with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

2.       The Company's authorized share capital is [o].

3.       All issued and outstanding shares of each of the Marshall Islands
         Entities have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any statutory preemptive rights or preemptive rights pursuant to the organizational documents or bylaws of any of the Marshall Islands Entities.

4.       The Common Stock to be issued and sold by the Company has been duly authorized and, when issued and delivered to and paid for by the
         Underwriters in accordance with the terms of the Underwriting
         Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Common Stock is not subject to any statutory preemptive rights or preemptive rights pursuant to the organizational documents or bylaws of the Company.

5.       No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the Republic of The Marshall Islands is required for the execution and delivery by the Company of the Underwriting Agreement in order for it to be duly and validly authorized.

6.       The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.       Other than as set forth or contemplated in the Prospectus and insofar as matters of Marshall Islands law are concerned, to our knowledge there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in the Republic of The Marshall
         Islands against or affecting any of the Marshall Islands Entities or any of their properties or to which any of the Marshall Islands
         Entities is or may be a party or to which any of their properties is or may be the subject.

8.       The compliance by the Company with all of the provisions of the
         Underwriting Agreement and the consummation of the transactions herein contemplated will not result in any violation of the provisions of the
         Articles of Incorporation or By-laws of the Company or any of the
         Marshall Islands Subsidiaries or any Marshall Islands statute or any order, rule or regulation known to us of any court or governmental agency or body in the Marshall Islands having jurisdiction over the
         Company or the Marshall Islands Subsidiaries or any of their properties.

9.       No licenses, permits, certificates, consents, orders, approvals and other authorizations of, or declarations and filings with, any governmental or regulatory authorities of the Republic of The Marshall
         Islands are required for any of the Marshall Islands Entities to own or lease, as the case may be, and to operate, its properties and to carry on its business as conducted as of the date hereof in the manner described in the Prospectus (other than such licenses, permits, certificates, consents, orders, approvals and other authorizations the failure to obtain would not in the aggregate have a material adverse effect on the Company).

10.      No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body the
         Republic of The Marshall Islands is required for the issuance and sale of the Common Stock by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except
         (A) which have been duly obtained and are in full force and effect or
         (B) as may be required in connection with the acquisition of any vessel as contemplated in the Prospectus and the registration of any such vessel under the law and flag of the Marshall Islands.

11.      The statements in the Prospectus under "Enforceability of Civil
         Liabilities", "Dividend Policy," "Description of Capital Stock" and
         "Marshall Islands Company Considerations," insofar as such statements constitute a summary of the terms of the capital stock of the Company,
         Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under "Tax
         Considerations--Marshall Islands Tax Considerations," insofar as such statements describe Marshall Islands tax law, fairly present in all material respects the information called for with respect to such terms, legal matters under Marshall Islands law, documents or proceedings.

12.      Assuming that none of the Underwriters is carrying on business or conducting transactions in the Republic of The Marshall Islands, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of The Marshall Islands or to any
         political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Common
         Stock to or for the respective accounts of the Underwriters.

13.      Insofar as matters of Marshall Islands law are concerned, the
         Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the
         Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

14.      The agreement of the Company to the choice of law provisions set forth in Section 11 of the Underwriting Agreement will be recognized by the courts of the Marshall Islands; the Company can sue and be sued in its own name under the law of the

         Marshall Islands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Underwriting Agreement shall be governed by and construed in accordance with the law of the State of
         New York are legal, valid and binding; service of process effected in the manner set forth in Section 11 of the Underwriting Agreement will be effective, insofar as the law of the Marshall Islands is concerned, to confer valid personal jurisdiction over the Company; and a final non-appealable judgment against the Company entered by a court in any
         United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the Company in the courts of the Republic of The Marshall Islands without a retrial of the merits of the matter, provided that: (a) the judgment was for a sum of money and was final in the jurisdiction granting the judgment, (b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of The Marshall
         Islands as to due process, propriety or public order, and (c) the defendant was actually present in person or by duly appointed representative, and the judgment did not constitute in effect a default judgment.

15.      Assuming that the recipient thereof is not carrying on business or conducting transactions in the Republic of the Marshall Islands, all dividends and other distributions declared and payable on the shares of capital stock of the Company and the Marshall Islands Subsidiaries will not be subject to withholding taxes under the law and regulations of the Marshall Islands.

16.      Each of the vessels listed on Schedule 2 attached hereto is registered in the sole ownership of the entity indicated as the "Owning Entity" of such vessel on such schedule under the law of the Marshall Islands;
         each Owning Entity has record title thereto, free and clear of all liens, claims, debts or encumbrances and defects of title of record, except as indicated on such schedule or as described in the Prospectus;
         and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the law of the Marshall Islands as would affect its registration under Marshall
         Islands law.](2)

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(2) Subject to final negotiation.